EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Pharmamatrix Acquisition Corporation


We consent to the incorporation in this Registration Statement on Form S-1 of our report dated November 2, 2005, on our audit of the financial statements of Pharmamatrix Acquistion Corporation for the period from May 13, 2005 (inception) through September 30, 2005.


                                                /s/ Miller Ellin and Company LLP
                                                --------------------------------
                                                Miller Ellin and Company LLP

New York, New York
November 9, 2005